UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2008

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 5, 2008, the stockholders of McMoRan Exploration Co. (the Company) approved the 2008 Stock Incentive Plan (the Plan). The purpose of the Plan is to motivate and reward key employees, consultants, advisers, non-management directors and advisory directors by giving them a proprietary interest in the Company’s success.

The corporate personnel committee of our board of directors will generally administer the Plan and, except with respect to grants to non-management directors and advisory directors, has authority to make awards under the Plan and to set the terms of the awards. The corporate personnel committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. The nominating and corporate governance committee of our board will have the authority to grant awards to non-management directors and advisory directors, to set the terms of those awards and to interpret and establish rules regarding non-management director and advisory director awards.

The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The maximum number of shares of our common stock with respect to which awards may be granted under the Plan is 5,500,000. No individual may receive in any year awards under the Plan, whether payable in cash or shares, that relate to more than 500,000 shares of our common stock.  Further, the maximum value of an “other stock-based award” that is valued in dollars and that is scheduled to be paid out to a participant in any calendar year is $5 million.

The Plan may be amended or terminated at any time by our Board of Directors, subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after June 5, 2018.

Upon approval of the Plan by our stockholders at the annual meeting on June 5, 2008, the following nonqualified stock options granted to our named executive officers on January 28, 2008 at an exercise price of $15.04, became effective:

Recipient	No. of Options Granted

James R. Moffett, Co-Chairman	450,000
Richard C. Adkerson, Co-Chairman	300,000
Glenn A Kleinert, President and Chief Executive Officer	75,000
C. Howard Murrish, Executive Vice President	75,000
Nancy D. Parmelee, Senior Vice President, Chief
Financial Officer and Secretary	55,000

The Company has also granted other employees and consultants an aggregate of 687,500 nonqualified stock options under the Plan. In addition, upon approval of the Plan, an aggregate of 20,000 restricted stock units and 12,000 nonqualified stock options granted to our non-management directors and advisory directors on June 1, 2008, became effective.

For further information regarding the Plan, see our 2008 Proxy Statement filed with the Securities and Exchange Commission on April 28, 2008. Each of the Plan, the Form of Notice of Grant of Nonqualified Stock Options under the Plan, the Form of Restricted Stock Unit Agreement under the Plan and the Form of Notice of Grant of Nonqualified Stock Options and Restricted Stock Units under the Plan are filed as exhibits to this Form 8-K (see Exhibits 10.1, 10.2, 10.3 and 10.4).

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                McMoRan Exploration Co.

                By: /s/ C. Donald Whitmire, Jr.
                ----------------------------------------
                C. Donald Whitmire, Jr.
                Vice President and Controller -
                Financial Reporting
                (authorized signatory and
                Principal Accounting Officer)

Date:  June 11, 2008

McMoRan Exploration Co.
Exhibit Index

Exhibit
Number

10.1	McMoRan Exploration Co. 2008 Stock Incentive Plan.

10.2	Form of Notice of Grant of Nonqualified Stock Options under the 2008 Stock Incentive Plan.

10.3	Form of Restricted Stock Unit Agreement under the 2008 Stock Incentive Plan.

10.4	Form of Notice of Grant of Nonqualified Stock Options and Restricted Stock Units under the 2008 Stock Incentive Plan (for grants made to non-management directors and advisory directors).